Exhibit 21

SUBSIDIARIES OF TRC COMPANIES, INC.

Listed below are the subsidiaries which are included in the consolidated financial statements of TRC Companies, Inc. Inactive and minor subsidiaries are excluded.
         Percent of
     Voting Stock
Name of Subsidiary and Jurisdiction in which Incorporated or Organized             Owned by Registrant

TRC Environmental Corporation (incorporated in Connecticut)                        100%
TRC Solutions, Inc. (incorporated in California)                                100%
TRC Engineers, Inc. (incorporated in New Jersey)                                100%
TRC Engineers, Inc. (incorporated in California)                                100%
TRC Engineers, LLC (organized in Maine)                                    100%
TRC Engineers Michigan, Inc. (incorporated in Michigan)                            100%
TRC Engineering Services, Inc. (incorporated in New York)                            100%
TRC Companies, Ltd. (organized in United Kingdom)                            100%